UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

 _____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026 (February 9, 2026)

Mag Magna Corp. (Exact name of registrant as specified in its charter)

333-268561	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

4005 West Reno Avenue, Suite F Las Vegas, Nevada 89118	Wyoming
(Address of Principal Executive Offices)	(State or other jurisdiction of incorporation or organization)

702-595-2247

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 9, 2026, Michael D. Noonan notified the Board of Directors of Mag Magna Corp., a Wyoming corporation (the “Company”) of his resignation as a Director of the Company for personal reasons, effective immediately. Mr. Noonan’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Mr. Noonan continues to serve as the Chief Financial Officer of the Company.

New Directors

On February 9, 2026, the Board of Directors of the Company filled the three existing vacancies in the Board of Directors, by appointing Gonca Demir, Daniel Marcus and Nicholas Gregory (the “New Directors”) as Directors of the Company.

Certain information regarding the backgrounds of the New Directors is set forth below.

Gonca Demir. Ms. Demir, 40, is an international business executive with over 17 years of experience across healthcare, real estate development, and global organizations. She has held senior leadership and advisory roles in complex, multi-jurisdictional environments, working closely with founders, boards, and executive teams. Most recently, Ms. Demir served as Chief of Staff to the Founder and Chairman of ND Group, supporting strategic decision-making, senior stakeholder engagement and execution across international operations spanning more than 40 countries.

Earlier, Ms. Demir served as Business Development Director at Ecolog Germany, where she played a key role establishing the company as Germany’s leading provider of testing and vaccination services during the pandemic, with over 15 million tests and 1.5 million vaccinations delivered. Immediately after, she became the Managing Director of EcoCare GmbH, where she led the development of a digital healthcare platform. She began her career in real estate development and investment, spending a decade working on large-scale commercial projects, transactions and international market expansion.

Ms. Demir holds a BSc in Social and Political Science from Sabanci University and completed executive education at Harvard Medical School focused on digital transformation in healthcare. She is fluent in German, Turkish and English, and is a mother of three.

Daniel Marcus. Mr. Marcus, 52, leads MarcX, a business consultancy providing strategic advice and practical solutions to clients across the financial markets ecosystem. With over 30 years of industry experience, he brings a rare combination of senior business leadership and deep legal expertise. Previously, Dan served as co-Head of Tradition’s EMEA business, alongside roles as Global Head of Business Development and Strategy. A qualified solicitor, he has also held General Counsel positions at both Tradition and the London Stock Exchange, giving him a strong command of regulatory, legal, and market-structure considerations. From 2022 through November 2024, Mr. Marcus was a Director of T3 Defense Inc. (formerly Nukkleus, Inc.) (trading symbol: DFNS), a company engaged in the distribution of drones’ payloads in the defense and homeland security markets within the United States.

Dan has played a key role in the creation and management of innovative electronic trading platforms, including Trad-X and ParFX, and in the development of industry-wide standards and benchmarks such as the ICE Swap Rate and Term SONIA.

He is an active contributor to financial markets thought leadership, authoring publications, regulatory submissions, and op-eds, and regularly appearing as a subject-matter expert at industry events and in the media. Dan is driven by delivering tangible value for clients and partners, leveraging his extensive network and experience to help them navigate complexity and achieve their strategic objectives.

Nicholas Gregory. Mr. Gregory, 51, is Founder and CEO of CommerceBlock, a firm concentrating in the cryptocurrency industry. He is also a founding member of Crypto UK, driving innovation in digital assets, since 2012. He has developed blockchain systems and programs for Verizon, Capgemini, Merrill Lynch and JP Morgan. Mr. Gregory is former Vice President at Merrill Lynch, Bank of America, and JPMorgan. From 2022 through November 2024, Mr. Gregory was a Director of T3 Defense Inc. (formerly Nukkleus, Inc.) (trading symbol: DFNS), a company engaged in the distribution of drones’ payloads in the defense and homeland security markets within the United States. He is also a Digital Assets Authority, having been quoted in major publications for cryptocurrency insights and having advised government trade bodies on regulatory and market matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAG MAGNA CORP.

Date: February 13, 2026	By:	/s/ Jamal Khurshid
Jamal Khurshid
Chief Executive Officer

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